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                                                                  EXHIBIT 24.1

                      CONSENT OF INDEPENDENT LEGAL COUNSEL



         By execution hereof, T. Alan Owen & Associates, P.C. hereby consents to the use by Great Xpectations Marketing, Inc. (the "Company"), a Nevada corporation, of (i) its opinion with respect to the securities covered in the Company's filing of a Registration Statement on Form SB-2., and (ii) its tax opinion regarding the issuance of the securities covered in the aforementioned Registration Statement.

         Additionally, T. Alan Owen & Associates, P.C. consents to the references by the Company to T. Alan Owen & Associates, P.C. in the Prospectus that was prepared as part of the Registration Statement.



                                        T. ALAN OWEN & ASSOCIATES, P.C.



                                        By:  /s/ T. ALAN OWEN
                                            --------------------------------
                                            T. Alan Owen




Arlington, Texas
December 31, 1998